Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Alliance HealthCare Services, Inc.’s Registration Statement Nos. 333-73314, 333-73316, 333-120130, 333-147654 and 333-161046 on Form S-8 of our report dated March 15, 2012, relating to the financial statements of Alliance-HNI, L.L.C., appearing in this Annual Report on Form 10-K of Alliance HealthCare Services, Inc. for the year ended December 31, 2011.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
March 15, 2012